As filed with the Securities and Exchange Commission on May 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________

Core Laboratories Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1164194
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6316 Windfern Road,
Houston, Texas 77040
(713) 328-2673

(Address of Principal Executive Offices)

Core Laboratories Inc. 2024 Long Term Incentive Plan

(as amended and restated effective as of May 8, 2024)

(Full titles of the plans)

Mark D. Tattoli

Senior Vice President, Secretary and General Counsel

Core Laboratories Inc.

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Core Laboratories Inc. (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 1,100,000 shares of Common Stock that may be issued to employees under our employee equity incentive plan that will come from a combination of treasury shares and the issuance of new shares, as necessary, under the Plan. The additional 1,100,000 shares were approved by the Registrant’s shareholders at its 2024 annual shareholder meeting in connection with the amendment and restatement of the Plan, which was previously filed by Core Laboratories N.V., the predecessor issuer to the Registrant, and titled the “Core Laboratories N.V. 2020 Long-Term Incentive Plan.” Except as otherwise set forth below, the contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2020 (File No. 333-248137), May 8, 2019 (File No. 333-231277) and November 20, 2001 (File No. 333-73774), and the post-effective Amendment No. 1 to Form S-8 filed with the Commission on May 2, 2023 (File Nos. 333-248137, 333-231277 and 333-73774) are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Amendment:

Item Number	Description
4.1

Core Laboratories Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41695) filed with the Commission on May 1, 2023).

4.2	Core Laboratories Inc. Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41695) filed with the Commission on May 1, 2023).
4.3

Core Laboratories Inc. 2024 Long Term Incentive Plan (as amended and restated effective as of May 8, 2024)(incorporated by reference to the Core Laboratories Inc. Proxy Statement filed with the Commission on March 19, 2024)(File No. 001-41695).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page herein).
107.1*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 24, 2024.

CORE LABORATORIES INC.

By:	/s/ Christopher S. Hill
Name: Christopher S. Hill
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Tattoli as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

[Signatures on Next Page.]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on May 24, 2024.

Name	Position

/s/ Lawrence Bruno Lawrence Bruno	Chief Executive Officer, President, Chief Operating Officer and Chairman (Principal Executive Officer)

/s/ Christopher S. Hill Christopher S. Hill	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Sow Hang Teo Sow Hang Teo	Chief Accounting Officer (Principal Accounting Officer)

/s/ Martha Z. Carnes Martha Z. Carnes	Director

/s/ Harvey Klingensmith Harvey Klingensmith	Director

/s/ Kwaku Temeng Kwaku Temeng	Director

/s/ Katherine A. Murray Katherine A. Murray	Director

/s/ Michael Straughen Michael Straughen	Director

/s/ Curtis Anastasio	Director
Curtis Anastasio

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act the undersigned, a duly authorized representative of the Registrant in the United States, has signed the Registration Statement in the City of Houston, State of Texas, on May 24, 2024.

CORE LABORATORIES INC.

By:	/s/ Mark D. Tattoli
Name: Mark D. Tattoli
Title: Senior Vice President, Secretary and General Counsel